EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of CD Radio Inc. on Form S-3 of our report dated March 3, 1998, on our audits of the consolidated financial statements of CD Radio Inc. as of December 31, 1996 and 1997, for each of the three years in the period ended December 31, 1997 and for the period from May 17, 1997 (date of inception) to December 31, 1997, which report is included in CD Radio Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Independent Accountants."


                                             /s/ Coopers & Lybrand L.L.P.
                                             ----------------------------
                                             Coopers & Lybrand L.L.P.


McLean, Virginia
May 15, 1998